Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:	For Media Inquiries contact:
Omar Choucair	Aisling Garvey
Chief Financial Officer	FD
DG FastChannel, Inc.	212/850-5613
972/581-2000	Aisling.Garvey@fd.com

DG FASTCHANNEL® REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

- Fourth Quarter Revenues Increase 68% to $52.0 Million –

- Fourth Quarter Adjusted EBITDA Rises 97% to a Record $20.2 Million –

Dallas, TX – February 12, 2009 – DG FastChannel®, Inc. (NASDAQ: DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, today reported record fourth quarter financial results. Consolidated revenue for the fourth quarter 2008 was $52.0 million compared to $31.0 million in the same period of 2007, a 68% increase. 2008 consolidated revenue was $157.1 million compared to $97.7 million in 2007, a gain of 61%.

Scott K. Ginsburg, Chairman and CEO of DG FastChannel commented, “2008 was a breakout year of growth and development for DG FastChannel. The Company’s impressive results were driven by our primary growth engine, the delivery of high definition (HD) content. We also made two significant acquisitions during the year, Vyvx’s advertising services business and Enliven, which broadened our platform and addressable market. Robust growth in key benchmarks such as revenue, adjusted EBITDA, and net income are all the more exceptional given the current economic environment and demonstrate the successful execution of our long-term strategic plan.”

Fourth quarter 2008 revenue from the delivery of HD advertising content of $12.0 million compared to $2.6 million in the same period of 2007. Adjusted EBITDA (earnings before interest, taxes, unrealized investment gains, stock-based compensation, depreciation and amortization) of $20.2 million compared to $10.3 million in the comparable period of 2007, a gain of 97%. Fourth quarter 2008 income from continuing operations of $5.5 million, or $0.26 per diluted share, compared with income from continuing operations of $3.7 million, or $0.21 per diluted share in 2007. 2008 normalized net income of $12.2 million, or $0.58 per diluted normalized net income per share, compared to normalized net income of $6.9 million, or $0.37 per diluted normalized net income per share in 2007.

Full year 2008 revenue from HD deliveries totaled $31.7 million, reflecting a 415% increase from the prior year. 2008 adjusted EBITDA (earnings before interest, taxes, unrealized investment gains, stock-based compensation, depreciation and amortization) of $60.3 million compared to $32.3 million in the comparable period of 2007, a gain of 86%. 2008 income from continuing operations of $15.1 million, or $0.81 per diluted share, compared with income from continuing operations of $10.9 million, or $0.64 per diluted share in 2007. 2008 normalized net income of $34.5 million, or $1.80 per diluted normalized net income per share, compared to normalized net income of $21.8 million, or $1.27 per diluted normalized net income per share in 2007. As of December 31, 2008, DG FastChannel had $17.2 million in cash and $173.1 million of debt, or net debt of approximately $155.9 million.

DG FastChannel estimates full year 2008 pro forma revenue of $187.1 million and pro forma adjusted EBITDA of $68 million compared to its guidance of $185 million and adjusted EBITDA of approximately $68 million, respectively. The pro forma results were determined as if the Vyvx ADS and Enliven acquisitions were effective as of January 1, 2008, and are included with DG FastChannel’s operations as of January 1, 2008 and reflect actual and anticipated expense synergies.

Entering 2009, DG FastChannel will continue to pursue three key strategic initiatives:

•                  Fully participating in the HD market;

•                  Harvesting all available standard definition (SD) opportunities, and

•                  Continuing the rollout of rich media services.

Prevailing trends in HD, electronic content delivery, and new media services position the company favorably for sustained leadership and continued growth.

Fourth Quarter 2008 Financial Results Webcast

The Company’s fourth quarter conference call will be broadcast live on the Internet at 11:00 a.m. ET on Thursday, February 12, 2009.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation, Adjusted EBITDA, Normalized Net Income and Diluted Shares Used in Normalized Net Income Per Share Calculation Definitions

Adjusted EBITDA is defined as earnings before interest, taxes, unrealized investment gains and losses, depreciation and amortization, and stock-based compensation.  Although adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes this Non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity.  However, investors should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.  In addition, because adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of the adjusted EBITDA figures to GAAP net income is included herein.

Normalized net income is defined as net income before amortization of intangible assets, stock-based compensation expense, impairment and restructuring charges, unrealized gains and losses on investments, deferred tax expense (mostly related to utilization of tax NOLs/credits), release of the deferred tax asset valuation allowance and income and losses from discontinued operations. DG FastChannel considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Diluted shares used in normalized net income per share calculations is defined as diluted common shares outstanding used in GAAP net income per share calculations, excluding the effect of FAS 123R under the treasury stock method.  DG FastChannel considers normalized net income and diluted normalized net income per share to be additional important indicators of the overall performance of the Company because they eliminate the effect of non-cash items.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Recent Acquisitions

During 2007, the Company completed its acquisition of Pathfire, Inc., Point.360, and GTN, as of June 4, 2007, August 13, 2007, and August 31, 2007, respectively.  During 2008, the Company completed its acquisition of the Vyvx advertising services business and Enliven as of June 5, 2008 and October 2, 2008, respectively.  Accordingly, the results of operations for each acquired entity have been included in DG FastChannel’s results since the acquisition date.

About DG FastChannel

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  Through its Unicast and Springbox operating units, DG FastChannel is a leading Internet marketing technology company offering online marketing and advertising solutions through a powerful combination of proprietary visualization technology, and a premium rich media advertising platform for the creation, delivery and reporting of premium rich media.

The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, and digital asset management. The Company has an online media distribution network used by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations.  For more information visit www.dgfastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, the demand among certain clients for digital audio and video delivery services and its expectations of operations of the recently acquired Vyvx advertising distribution assets and Enliven Marketing Technologies.  These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)		(Unaudited)
	2008	2007	2008	2007
Revenues	$51,983	$30,968	$157,081	$97,687
Cost of revenues	21,445	12,782	64,443	41,589
Gross profit	30,538	18,186	92,638	56,098
Sales and marketing	2,648	2,010	8,257	7,046
Research and development	1,539	1,275	4,268	3,233
General and administrative	6,153	4,634	19,854	13,479
Operating expenses, excluding depreciation and amortization and stock-based compensation	10,340	7,919	32,379	23,758
Adjusted EBITDA	20,198	10,267	60,259	32,340
Depreciation and amortization	6,250	3,793	21,351	12,865
Stock-based compensation	754	108	1,177	423
Operating income	13,194	6,366	37,731	19,052
Interest expense and other, net	4,590	1,005	11,536	2,388
Unrealized (gain) loss on derivative warrant	(57)	(1,032)	1,544	(1,707)
Income before income taxes from continuing operations	8,661	6,393	24,651	18,371
Provision for income taxes	3,175	2,704	9,572	7,501
Income from continuing operations	5,486	3,689	15,079	10,870
Loss from discontinued operations	—	(737)	—	(457)
Net income	$5,486	$2,952	$15,079	$10,413
Basic income per common share from continuing operations	$0.26	$0.21	$0.81	$0.65
Basic net income per common share	$0.26	$0.17	$0.81	$0.63
Diluted income per common share from continuing operations	$0.26	$0.20	$0.79	$0.64
Diluted net income per common share	$0.26	$0.16	$0.79	$0.61
Weighted average shares outstanding – Basic	20,810	17,881	18,642	16,631
Weighted average shares outstanding – Diluted	21,039	18,434	19,073	17,096

DG FastChannel, Inc.

Reconciliation of GAAP Net Income to Normalized Net Income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	$5,486	$2,952	$15,079	$10,413

Amortization of intangibles	2,786	1,473	8,607	5,550
Stock-based compensation	754	108	1,177	423
Unrealized (gain) loss on derivative warrant	(57)	(1,032)	1,544	(1,707)
Deferred tax expense	3,245	2,647	8,107	6,649
Loss from discontinued operations	—	737	—	457
Normalized net income	$12,214	$6,885	$34,514	$21,785

Interest expense and other, net	4,590	1,005	11,536	2,388
Current tax expense (benefit)	(70)	57	1,465	852
Depreciation expense	3,464	2,320	12,744	7,315
Adjusted EBITDA	$20,198	$10,267	$60,259	$32,340

Normalized net income per share:
Basic	$0.59	$0.39	$1.85	$1.31
Diluted	$0.58	$0.37	$1.80	$1.27

Shares used in normalized net income per share calculations:
Basic	20,810	17,881	18,642	16,631
Diluted	21,230	18,497	19,153	17,173

Reconciliation of Diluted GAAP Net Income per Share to Diluted Normalized Net Income per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income per share - Diluted	$0.26	$0.16	$0.79	$0.61
Amortization of intangibles	0.14	0.08	0.45	0.32
Stock-based compensation	0.03	0.01	0.06	0.02
Unrealized (gain) loss on derivative warrant	(0.00)	(0.06)	0.08	(0.10)
Deferred tax expense	0.15	0.14	0.42	0.39
Loss from discontinued operations	—	0.04	—	0.03
Normalized net income per share	$0.58	$0.37	$1.80	$1.27

DG FastChannel, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2008	December 31, 2007
	(unaudited)
Cash	$17,180	$10,101
Accounts receivable, net	42,971	26,516
Property and equipment, net	37,979	27,466
Long-term investments	—	15,001
Goodwill	249,375	111,955
Deferred income taxes	5,136	4,667
Intangibles, net	115,035	51,363
Other	6,124	5,426
TOTAL ASSETS	$473,800	$252,495

Accounts payable and accrued liabilities	$22,398	$12,770
Deferred revenue	2,485	2,821
Debt	173,137	44,775
Other	6,263	—
TOTAL LIABILITIES	204,283	60,366
TOTAL STOCKHOLDERS’ EQUITY	269,517	192,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$473,800	$252,495

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